Exhibit 99.1

      THE SOUTH FINANCIAL GROUP ANNOUNCES FOURTH QUARTER AND 2004 EARNINGS

     Highlights include 16% organic loan growth, net interest margin expansion, improved operating efficiency, expansion in Florida and five-year annualized total return to shareholders of 15%

     GREENVILLE, S.C., Jan. 17 /PRNewswire-FirstCall/ -- The South Financial Group, Inc. (Nasdaq: TSFG) today reported fourth quarter 2004 net income of $25.8 million, or $0.35 per diluted share, compared with $28.4 million, or $0.50 per diluted share, in the fourth quarter of 2003. Net income for 2004 totaled $119.1 million, or $1.80 per diluted share, compared with $95.1 million, or $1.89 per diluted share, for the same period of 2003.

         (Logo: http://www.newscom.com/cgi-bin/prnh/20000424/TSFGLOGO )

     Fourth quarter 2004 operating earnings, which exclude merger-related costs and other non-operating items, totaled $37.0 million, or $0.51 per diluted share, compared with $27.7 million, or $0.48 per diluted share, for fourth quarter 2003. Operating earnings for 2004 totaled $129.6 million, or $1.96 per diluted share, compared with $89.2 million, or $1.77 per diluted share, in 2003.

     "For The South Financial Group, 2004 was another great year, reflecting progress in executing our plans. We produced strong year-over-year operating EPS growth through 16% organic loan growth, an expanding net interest margin and improved operating efficiency, while significantly improving our earning asset mix and further enhancing our footprint," stated Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "In the second half of 2004, we completed two strategic acquisitions and announced a third. With these acquisitions, our Florida markets represent approximately 42% of our total deposit base. Importantly, we are now the only bank over $4 billion in total assets having 90% or more of its deposits in multiple MSAs in the coastal states from North Carolina to Florida. That speaks to the franchise value of our company. Our current earnings momentum, combined with a very dynamic footprint, positions us well for continued growth in 2005."

     "In 2004, TSFG's total return to shareholders was 19%, making 2004 a rewarding year for our shareholders," Whittle continued. "Over the past three and five years, TSFG's compound annualized total return to shareholders, assuming reinvestment of dividends, was 24% and 15%, respectively, outperforming the S&P 500 Index and Philadelphia KBW Bank Index."

     Fourth quarter 2004 non-operating items included a non-cash charge of $10.4 million for "other-than-temporary" impairment on Federal National Mortgage Association and Federal Home Loan Mortgage Corporation perpetual preferred stock. This impairment had no impact on TSFG's taxes, capital or operating earnings.

     Strong Balance Sheet Growth Drives Revenues Upward
     Fourth quarter 2004 total revenue of $120.0 million was negatively impacted by the non-cash "other-than-temporary" impairment charge taken, and as a result was down 12% annualized from the third quarter 2004 revenue of $123.8 million. Total operating revenue, which includes tax-equivalent net interest income and operating noninterest income, increased 16% on a sequential quarter annualized basis to $129.8 million, compared with third quarter 2004 operating revenue of $124.7 million. The growth in operating revenues was primarily attributable to an increase in net interest income.

     Fourth quarter net interest income rose 19% annualized over third quarter 2004. The increase was primarily attributable to strong organic loan growth and an improved net interest margin. Fourth quarter organic loan growth was 6% on a sequential quarter annualized basis. Organic loan growth for the full year of 2004 was 16%. The fourth quarter decline in the percentage growth rate of organic loans resulted from increased loan pay-offs. However, absolute production of new loans and TSFG's loan pipelines remain at levels experienced throughout the year.

     The net interest margin for fourth quarter 2004 rose 3 basis points to 3.39% from 3.36% in the third quarter 2004 and rose 16 basis points from 3.23% in the fourth quarter of 2003. For the full year 2004, TSFG's net interest margin totaled 3.34%, expanding 7 basis points from 3.27% for 2003. TSFG's margin benefited from the rising rate environment during 2004, which included five short-term rate increases. Also, a significant portion of TSFG's 2004 loan production was variable rate, allowing a greater percentage of earning assets to re-price more quickly. Additionally, in 2004, TSFG shifted its asset mix during a period of strong loan growth and in connection with its acquisitions. This enhanced earning asset mix consisting of higher-yielding loans contributed to an increased net interest margin.

     The decrease in noninterest income from $24.1 million in the third quarter 2004 to $15.4 million in the fourth quarter 2004 was a result of the non-cash "other-than-temporary" impairment charge recorded. Operating noninterest income increased to $24.0 million, up 4% annualized from $23.8 million in the third quarter of 2004 and 23% from $19.5 million in the fourth quarter of 2003.

     Credit Quality Continues to Improve
     TSFG's major credit quality indicators improved during the fourth quarter. Nonperforming assets as a percentage of loans held for investment and foreclosed property at December 31, 2004 was 0.69%, a meaningful improvement from 0.83% at September 30, 2004 and 1.06% at December 31, 2003. TSFG's nonperforming asset ratio has now improved every quarter since December 31, 2002. As expected, net loan charge-offs as a percentage of average loans held for investment were 0.50% for the fourth quarter 2004, compared with 0.51% for the third quarter 2004 and 0.47% for the fourth quarter 2003.

     The allowance for loan losses was 1.20% of loans, compared with 1.21% at the end of the third quarter of 2004. The allowance for loan losses now provides more than two times coverage of nonperforming loans, increasing to 2.15 times at December 31, 2004 from 1.67 times at September 30, 2004 and 1.47 times at December 31, 2003.

     Strong Operating Leverage Drives Efficiency
     The South Financial Group continues to focus on producing operating revenue efficiently. As a result of the non-cash impairment charge recorded in the fourth quarter 2004, TSFG's GAAP efficiency ratio increased to 57.2% from 56.4% in the third quarter of 2004 and 56.3% in the fourth quarter of 2003. For the fourth quarter, total GAAP revenue decreased 12% annualized from the prior quarter and increased 17% from the fourth quarter of 2003, while noninterest expenses decreased 7% annualized from the prior quarter and increased 19% from the fourth quarter of 2003.

     TSFG's operating efficiency ratios improved to 50.9% in the fourth quarter of 2004 from 51.5% in the third quarter of 2004 and 54.9% in the fourth quarter of 2003. Total operating revenue increased 16% and 31%, respectively, on a sequential quarter annualized basis and year-over-year basis while operating noninterest expenses increased 12% and 22%, respectively, for the same periods. TSFG's operating efficiency ratio has now improved 800 basis points from 58.9% for the fourth quarter of 2002.

     While TSFG does emphasize cost control, this significant improvement in operating efficiency was primarily attributable to TSFG's ability to consistently generate positive operating leverage by growing operating revenue at a faster rate than operating noninterest expenses.

     Pointe Acquisition Enhances High-Growth Florida Franchise
     On October 27th, The South Financial Group entered into a definitive agreement to acquire Pointe Financial, headquartered in Boca Raton, Florida. Pointe will complement TSFG's existing locations in the Broward/Dade/Palm Beach county area by adding approximately $311 million in deposits, $287 million in loans and 10 additional banking locations and by improving our market presence in South Florida. TSFG expects to close the acquisition, which is subject to regulatory approval and approval by the Pointe Financial shareholders, in April 2005.

     General Information
     The South Financial Group is a financial services company, headquartered in Greenville, South Carolina with approximately $13.8 billion in total assets and 153 branch offices in Florida, North Carolina and South Carolina. TSFG focuses on fast-growing banking markets in the Southeast and concentrates its growth in metropolitan statistical areas. TSFG operates two subsidiary banks. Carolina First Bank, the largest South Carolina-based commercial bank, operates in North Carolina, South Carolina and on the Internet under the brand name, Bank CaroLine. Mercantile Bank operates in select Florida markets. CIO magazine recognized The South Financial Group among its "Agile 100" companies in information technology for 2004. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group's website: http://www.thesouthgroup.com .

     Conference Call / Webcast Information
     The South Financial Group will host a conference call Tuesday, January 18, at 10:00 a.m. (ET) to discuss the fourth quarter 2004 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. TSFG will also provide supplemental financial information in the Investor Relations section of its website under the financial information button. To participate in the conference call or webcast, please follow the instructions listed below.

     Conference Call: Please call 1-888-405-5393 or 1-484-630-4135 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-888-445-8682 or 1-402-998-1334.

     Webcast: To gain access to the webcast, which will be "listen-only," please go to http://www.thesouthgroup.com under the Investor Relations tab and click on the sequential "Webcast/The South Financial Group 4th Quarter Earnings Conference Call." For those unable to participate during the live webcast, it will be archived on The South Financial Group website until February 1, 2005.

     Explanation of TSFG's Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

     This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). The attached financial highlights provide reconciliations between GAAP net income and net income excluding merger-related costs and other non- operating items (such as gain or losses on asset sales, loss on early extinguishment of debt, impairment charges, and non-operating expenses). In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a "cash operating basis." The economic substance of non-operating and "cash operating basis" items is clearly defined.

     TSFG's management uses these non-GAAP measures in its analysis of TSFG's performance and believes presentations of financial measures excluding merger-related costs and these non-operating items provide useful supplemental information, a clearer understanding of TSFG's financial performance, and better reflect TSFG's core operating activities. Management uses operating earnings in the calculation of certain of TSFG's ratios, in particular, to analyze on a consistent basis and over a longer period of time the performance of which it considers to be its core operating activities. TSFG believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.

     The limitations associated with utilizing operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP information and operating measures. These disclosures should not be considered an alternative to GAAP.

     Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management in the conference call, include, but are not limited to, factors which may affect earnings, return goals, expected financial results for mergers, estimates of merger synergies and merger- related charges, credit quality assessment, the risks of changes in interest rates and effects of future economic conditions and market performance. However, such performance involves risks and uncertainties, such as market deterioration, that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG's actual results, see TSFG's Annual Report on Form 10-K for the year ended December 31, 2003. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
             (dollars in thousands, except share data) (unaudited)


                                                                                                  % Change
                                                                                                  12/31/04
                                            Three Months Ended                                       vs.
                               ---------------------------------------------                    (Annualized)
                                 12/31/04         9/30/04        12/31/03         9/30/04         12/31/03
                               -------------   -------------   -------------   -------------    -------------
TOTAL REVENUE (A)
GAAP                           $     119,966   $     123,841   $     102,427           (12.4)%           17.1%
Operating (B)                        129,797         124,683          98,764            16.3             31.4

EARNINGS
GAAP earnings                  $      25,822   $      31,015   $      28,421           (66.6)%           (9.1)%
Operating earnings                    37,047          34,925          27,700            24.2             33.7
Cash operating
 earnings                             38,218          36,212          28,592            22.0             33.7

DILUTED SHARE DATA
Average common shares
 outstanding                      72,832,859      70,342,922      57,229,604            14.1%            27.3%
GAAP earnings                  $        0.35   $        0.44   $        0.50           (81.4)           (30.0)
Operating earnings                      0.51            0.50            0.48             8.0              6.3
Cash operating
 earnings                               0.52            0.51            0.50             7.8              4.0

PERFORMANCE RATIOS
 (Annualized)
RETURN ON AVERAGE
 ASSETS:
GAAP earnings                           0.75%           0.94%           1.07%
Operating earnings                      1.08            1.06            1.04
Cash operating earnings on
 average tangible assets                1.16            1.14            1.11

RETURN ON AVERAGE EQUITY:
GAAP earnings                           7.39            9.55           12.87
Operating earnings                     10.60           10.75           12.54
Cash operating earnings on
 average tangible equity               19.60           19.45           20.96

NET INTEREST MARGIN
 (tax-equivalent)                       3.39            3.36            3.23

NONINTEREST INCOME
 AS A % OF TOTAL
 REVENUE (C):
GAAP                                   12.84           19.45           23.33
Operating (B)                          18.49           19.07           19.70

EFFICIENCY RATIOS (D):
GAAP                                   57.22           56.41           56.28
Operating (B)                          50.89           51.49           54.91
Cash operating (B)                     49.49           50.01           53.62

RECONCILIATION OF
 GAAP TO NON-GAAP
 MEASURES
NET INCOME, AS
 REPORTED (GAAP)               $      25,822   $      31,015   $      28,421           (66.6)%           (9.1)%
Non-operating items:
  Gain on sale of
   available for
   sale securities                      (499)           (678)         (2,399)
  (Gain) loss on equity
   investments                        (1,267)            367          (2,046)
  Employment contract
   payments                              965             174             512
  Merger-related costs                 1,627           5,487           2,903
  Related income taxes                  (293)         (1,605)            309
  Impairment of GSE
   preferred stock                    10,367               -               -
  Discontinued operations,
   net of income tax                     325             165               -
OPERATING EARNINGS
 (net income, excluding
 non-operating items)                 37,047          34,925          27,700            24.2             33.7
Add: Amortization of
 intangibles, net of
  income tax                           1,171           1,287             892
CASH OPERATING EARNINGS
 (net income, excluding
 non-operating items
 and amortization
 of intangibles)               $      38,218   $      36,212   $      28,592            22.0             33.7

(A)  The sum of net interest income and noninterest income.
(B) Total revenue, noninterest income as a % of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.
(C) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(D) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.
Supplemental financial information may be found in the Investor Relations section of TSFG's web site: http://www.thesouthgroup.com .

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                 Year Ended
                                        ---------------------------
                                          12/31/04       12/31/03     % Change
                                        ------------   ------------   --------
TOTAL REVENUE (A)
GAAP                                    $    461,495   $    368,081       25.4%
Operating (B)                                462,147        353,705       30.7

EARNINGS
GAAP earnings                           $    119,117   $     95,058       25.3%
Operating earnings                           129,550         89,232       45.2
Cash operating earnings                      133,639         91,606       45.9

DILUTED SHARE DATA
Average common shares outstanding         66,235,171     50,328,353       31.6%
GAAP earnings                           $       1.80   $       1.89       (4.8)
Operating earnings                              1.96           1.77       10.7
Cash operating earnings                         2.02           1.82       11.0

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
GAAP earnings                                   0.98%          1.03%
Operating earnings                              1.06           0.96
Cash operating earnings on average
 tangible assets                                1.14           1.02

RETURN ON AVERAGE EQUITY:
GAAP earnings                                  10.17          13.40
Operating earnings                             11.06          12.58
Cash operating earnings on average
 tangible assets                               19.01          20.74

NET INTEREST MARGIN (tax-equivalent)            3.34           3.27

NONINTEREST INCOME AS A % OF TOTAL
 REVENUE (C):
GAAP                                           20.53          25.94
Operating (B)                                  19.70          22.17

EFFICIENCY RATIOS (D):
GAAP                                           54.22          56.28
Operating (B)                                  51.24          56.14
Cash operating (B)                             49.93          55.17

RECONCILIATION OF GAAP TO NON-GAAP
 MEASURES

NET INCOME, AS REPORTED (GAAP)          $    119,117   $     95,058       25.3%
Non-operating items:
 Gain on sale of available for sale
  securities                                  (6,998)       (11,080)
 Gain on equity investments                   (4,723)        (5,376)
 Gain on disposition of assets and
  liabilities                                 (2,350)          (601)
 Employment contract payments                  1,080            512
 Merger-related costs                          7,866          5,127
 Impairment (recovery) loss from
  write-down of assets                          (277)           268
 Conservation grant of land                    3,350              -
 Loss on early extinguishment of debt          1,429          2,699
 Related income taxes                            199          2,625
 Impairment of GSE preferred stock            10,367              -
 Discontinued operations, net of
  income tax                                     490              -
OPERATING EARNINGS (net income,
 excluding non-operating items)              129,550         89,232       45.2
 Add: Amortization of intangibles,
  net of income tax                            4,089          2,374
CASH OPERATING EARNINGS (net income,
 excluding non-operating items
 and amortization of intangibles)       $    133,639   $     91,606       45.9

     (A)  The sum of net interest income and noninterest income.
     (B) Total revenue, noninterest income as a % of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.
     (C) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
     (D) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                                                           % Change
                                                                                           12/31/04
                                                                                              vs.
                                                                                         (Annualized)
                                   12/31/04       9/30/04        12/31/03     9/30/04      12/31/03
                                 ------------   ------------   ------------   --------   ------------
CREDIT QUALITY
Nonaccrual loans
 - commercial                    $     38,015   $     51,881   $     47,137     (106.3)%    (19.4)%
Nonaccrual loans
 - consumer                             2,312          2,239          2,686       13.0      (13.9)
Nonaccrual loans
 - mortgage (A)                         4,755          3,594              -      128.5        n/m
Restructured loans                          -              -              -          -          -
  Nonperforming loans                  45,082         57,714         49,823      (87.1)      (9.5)
Foreclosed property
 (other real estate
 owned and personal
 property
 repossessions) (B)                    10,894          8,859         10,951       91.4       (0.5)
    Nonperforming
     assets                            55,976         66,573         60,774      (63.3)      (7.9)
Nonperforming loans
 as a % of loans held
 for investment                          0.56%          0.72%          0.87%
Nonperforming assets as
 a % of loans held for
 investment and
 foreclosed property (B)                 0.69           0.83           1.06
Allowance for loan
 losses as a %
 of loans HFI                            1.20           1.21           1.28
Allowance for
 loan losses to
 nonperforming loans                     2.15x          1.67x          1.47x
Specific allowance for
 impaired loans                  $     11,129   $     15,001   $      9,689    (102.7)      14.9
Loans past due
 90 days or more
 (mortgage and
 consumer with
 interest accruing) (C)                 3,764          2,374          3,960      232.9       (4.9)
Net loan charge-offs:
  Three months ended                   10,229          9,715          6,693       21.0       52.8
  Year to date                         31,532         21,303         30,259
Average loans
 held for
 investment:
  Three months ended                8,058,301      7,602,063      5,651,082
  Year to date                      6,909,545      6,523,832      4,864,168

Net loan charge-offs
 as a % of
 avg. loans
 HFI (annualized):
  Three months ended                     0.50%          0.51%          0.47%
  Year to date                           0.46           0.44           0.62

CAPITAL RATIOS
Total risk-based
 capital                                11.21          11.25          12.51
Tier 1 risk-based
 capital                                 9.53           9.53          10.51
Leverage ratio                           7.39           7.52           7.49
Tangible equity
 to tangible assets                      5.99           5.92           6.05

SHARE DATA
Book value per
 common share                    $      19.66   $      19.50   $      16.59        3.3%      18.5%
Tangible book
 value per
 common share                           11.08          10.89          10.61        6.9        4.4
Shares outstanding                 71,252,346     70,894,247     59,064,375        2.0       20.6

STOCK PERFORMANCE
Market price per
 share of common
 stock                           $      32.53   $      28.20   $      27.75       61.1%      17.2%
Indicated annual
 dividend                                0.64           0.60           0.60       26.5        6.7
Dividend yield                           1.97%          2.13%          2.16%
Price/book ratio                         1.65x          1.45x          1.67x
Market
 capitalization                  $  2,317,839   $  1,999,218   $  1,639,036       63.4       41.4

OPERATIONS DATA
Branch offices                            153            153            134          -%      14.2%
ATMs                                      145            141            122       11.3       18.9
Employees (full-time
 equivalent)                            2,308          2,324          1,918       (2.7)      20.3
Internet banking
 customers                            190,313        155,248         90,132       89.9      111.1

     (A) Effective September 30, 2004, residential mortgage loans were placed in nonaccrual status as they become 150-days delinquent. Previously, these loans were not placed in nonaccrual status (unless impaired), but any associated accrued interest was reserved. See (C) below.
     (B) Personal property repossessions totaled $1.0 million at December 31, 2003 and were excluded from nonperforming assets.
     (C) Accrued interest reserve associated with these loans totaled $474,000 at December 31, 2003.

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                                                           % Change
                                                                                           12/31/04
                                             Three Months Ended                               vs.
                                 ------------------------------------------              (Annualized)
                                   12/31/04       9/30/04        12/31/03     9/30/04      12/31/03
                                 ------------   ------------   ------------   --------   ------------
INCOME STATEMENT
Interest income
 (tax-equivalent)                $    161,269   $    148,371   $    117,944       34.6%      36.7%
Interest expense                       55,474         47,460         38,634       67.2       43.6
  Net interest income
   (tax-equivalent)                   105,795        100,911         79,310       19.3       33.4
Less: tax-equivalent
 adjustment                             1,230          1,153            782       26.6       57.3
  Net interest income                 104,565         99,758         78,528       19.2       33.2
Provision for
 loan losses                           10,829          9,440          4,290       58.5       152.4
  Net interest income
   after provision
   for loan losses                     93,736         90,318         74,238       15.1       26.3

NONINTEREST INCOME:
Customer fee income                    11,671         11,736          9,926       (2.2)      17.6
Brokerage and trust
 income                                 1,972          2,064          1,885      (17.7)       4.6
Mortgage banking
 income, excluding
 recovery                               1,340          1,498          1,866      (42.0)     (28.2)
Recovery on mortgage
 servicing rights
 impairment                                72             16             78    1,392.4       (7.7)
Bank-owned life insurance               2,598          2,869          2,376      (37.6)       9.3
Merchant processing
 income                                 1,681          2,528          1,646     (133.3)       2.1
Insurance income                        1,351          1,132            890       77.0       51.8
Gain (loss) on trading
 and derivative
 activities                             1,076          1,150           (214)     (25.6)      602.8
Other                                   2,241            779          1,001      746.6       123.9
  Operating noninterest
   income (noninterest
   income, excluding
   non-operating items)                24,002         23,772         19,454        3.8       23.4
Gain on sale of available
 for sale securities                      499            678          2,399        n/m       n/m
Gain (loss) on
 equity investments                     1,267           (367)         2,046        n/m       n/m
Impairment of GSE
 preferred stock                      (10,367)             -              -        n/m       n/m
  Non-operating
   noninterest income                  (8,601)           311          4,445        n/m       n/m
    Total noninterest
     income                            15,401         24,083         23,899     (143.4)     (35.6)

NONINTEREST EXPENSES:
Personnel expense                      33,642         31,984         26,765       20.6       25.7
Occupancy                               5,780          5,841          4,944       (4.2)      16.9
Furniture and equipment                 5,763          5,670          4,651        6.5       23.9
Professional fees                       2,280          2,318          1,771       (6.5)      28.7
Merchant processing
 expense                                1,358          1,984          1,280     (125.5)       6.1
Telecommunications                      1,346          1,237          1,338       35.1        0.6
Amortization of
 intangibles                            1,814          1,839          1,274       (5.4)      42.4
Other                                  14,074         13,324         12,206       22.4       15.3
  Operating noninterest
   expenses (noninterest
   expenses, excluding
   non-operating items)                66,057         64,197         54,229       11.5       21.8
Employment contract
 payments                                 965            174            512        n/m       n/m
Merger-related costs                    1,627          5,487          2,903        n/m       n/m
  Non-operating
   noninterest expenses                 2,592          5,661          3,415        n/m       n/m
    Total noninterest
     expenses                          68,649         69,858         57,644       (6.9)      19.1
Income before income
 taxes and
 discontinued operations               40,488         44,543         40,493      (36.2)      (0.0)
Income tax expense                     14,341         13,363         12,072       29.1       18.8
Discontinued operations,
 net of income tax                       (325)          (165)             -        n/m       n/m
  Net income                     $     25,822   $     31,015   $     28,421      (66.6)%    (9.1)%

SHARE DATA:
Net income per common
 share, basic                    $       0.36   $       0.45   $       0.51      (79.6)%    (29.4)%
Net income per common
 share, diluted                          0.35           0.44           0.50      (81.4)     (30.0)
Cash dividends
 declared per common
 share                                   0.16           0.15           0.15       26.5        6.7
Average common
 shares outstanding,
 basic                             70,910,845     68,635,847     55,837,554       13.2       27.0
Average common
 shares outstanding,
 diluted                           72,832,859     70,342,922     57,229,604       14.1       27.3

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                      Year Ended
                                         ----------------------------------
                                             12/31/04           12/31/03           % Change
                                         ---------------    ---------------    ---------------
INCOME STATEMENT
Interest income (tax-equivalent)         $       546,588    $       416,809               31.1%
Interest expense                                 175,504            141,537               24.0
 Net interest income (tax-equivalent)            371,084            275,272               34.8
Less: tax-equivalent adjustment                    4,356              2,681               62.5
 Net interest income                             366,728            272,591               34.5
Provision for loan losses                         34,987             20,581               70.0
 Net interest income after provision
  for loan losses                                331,741            252,010               31.6

NONINTEREST INCOME:
Customer fee income                               43,499             35,466               22.6
Brokerage and trust income                         8,501              8,464                0.4
Mortgage banking income, excluding
impairment                                         5,897             10,499              (43.8)
Impairment recovery (loss) on mortgage
servicing rights                                     209                (18)           1,261.1
Bank-owned life insurance                         11,215              8,320               34.8
Merchant processing income                         8,653              7,214               19.9
Insurance income                                   4,520              3,565               26.8
Gain on trading and derivative
activities                                         3,209              1,843               74.1
Other                                              5,360              3,080               74.0
 Operating noninterest income
  (noninterest income, excluding non-
  operating items)                                91,063             78,433               16.1
Gain on sale of available for sale
securities                                         6,998             11,080                n/m
Gain on equity investments                         4,723              5,376                n/m
Impairment of GSE preferred stock                (10,367)                 -                n/m
Gain on disposition of assets and
liabilities                                        2,350                601                n/m
Non-operating noninterest income                   3,704             17,057                n/m
Total noninterest income                          94,767             95,490               (0.8)

NONINTEREST EXPENSES:
Personnel expense                                118,410            100,778               17.5
Occupancy                                         21,878             18,925               15.6
Furniture and equipment                           20,938             17,922               16.8
Professional fees                                  8,206              6,479               26.7
Merchant processing expense                        6,811              5,622               21.1
Telecommunications                                 4,834              4,815                0.4
Amortization of intangibles                        6,043              3,433               76.0
Other                                             49,676             40,590               22.4
 Operating noninterest expenses
  (noninterest expenses, excluding non-
  operating items)                               236,796            198,564               19.3
Employment contract payments                       1,080                512                n/m
Merger-related costs                               7,866              5,127                n/m
Impairment (recovery) loss from
 write-down of assets                               (277)               268                n/m
Conservation grant of land                         3,350                  -                n/m
Loss on early extinguishment of debt               1,429              2,699                n/m
 Non-operating noninterest expenses               13,448              8,606                n/m
  Total noninterest expenses                     250,244            207,170               20.8
Income before income taxes, minority
 interest and discontinued operations            176,264            140,330               25.6
Income tax expense                                56,657             43,260               31.0
Minority interest in consolidated
 subsidiary, net of income tax                         -             (2,012)             100.0
Discontinued operations, net of
 income tax                                         (490)                 -                n/m
 Net income                              $       119,117    $        95,058               25.3%

SHARE DATA:
Net income per common share, basic       $          1.84    $          1.93               (4.7)%
Net income per common share, diluted                1.80               1.89               (4.8)
Cash dividends declared per common
share                                               0.61               0.57                7.0
Average common shares outstanding,
basic                                         64,592,317         49,204,173               31.3
Average common shares outstanding,
diluted                                       66,235,171         50,328,353               31.6

               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
            (dollars in thousands, except share data) (unaudited)

                                                                                                 % Change
                                                                                                 12/31/04
                                                                                                     vs.
                                                                                               (Annualized)
                              12/31/04           9/30/04          12/31/03          9/30/04      12/31/03
                           --------------    --------------    --------------    ------------    --------
BALANCE SHEET
(Period End)
Cash and due
 from banks                $      199,847    $      210,125    $      184,057          (19.5)%        8.6%
Interest-bearing
 bank balances                      4,669               850             2,048        1,787.4        128.0
Federal funds
 sold                                   -                 -               137            n/m          n/m
Securities                      4,310,088         4,308,485         4,007,571            0.1          7.5
Loans held
 for sale                          21,302            21,933            29,619          (11.4)       (28.1)
Loans held
 for
 investment                     8,107,757         7,984,824         5,732,205            6.1         41.4
Allowance for
 loan losses                      (96,918)          (96,318)          (73,287)           2.5         32.2
  Net loans                     8,032,141         7,910,439         5,688,537            6.1         41.2
Premises and
 equipment,
 net                              170,648           163,428           142,705           17.6         19.6
Intangible
 assets                           611,450           610,347           353,079            0.7         73.2
Other assets                      460,971           447,775           341,267           11.7         35.1
 Total
  assets                   $   13,789,814    $   13,651,449    $   10,719,401            4.0%        28.6%
Noninterest-
 bearing
 deposits                  $    1,237,877    $    1,222,467    $      882,129            5.0         40.3%
Interest-
 bearing
 deposits                       6,427,660         6,589,002         5,146,520           (9.7)        24.9
  Total
   deposits                     7,665,537         7,811,469         6,028,649           (7.4)        27.2
Federal funds
 purchased
 and repurchase
 agreements                     3,248,629         2,999,794         2,329,666           33.0         39.4
Debt and
 other
 borrowed
 funds                          1,340,525         1,340,364         1,264,158              -          6.0
Other
 liabilities                      134,520           117,148           117,059           59.0         14.9
Total
 liabilities                   12,389,211        12,268,775         9,739,532            3.9         27.2
Shareholders'
 equity                         1,400,603         1,382,674           979,869            5.2         42.9
Total
 liabilities
 and
 shareholders'
 equity                    $   13,789,814    $   13,651,449    $   10,719,401            4.0%        28.6%

BALANCE SHEET (Averages
 - Three Months Ended)
Total
 assets                    $   13,694,853    $   13,162,858    $   10,673,057           16.1%        28.3%
Intangible
 assets                          (614,507)         (551,625)         (337,820)          45.3         81.9
  Tangible
   assets                      13,080,346        12,611,233        10,335,237           14.8         26.6
Loans                           8,071,632         7,617,721         5,685,409           23.7         42.0
Securities
 (excludes
 unrealized
 gains (losses)
 on available
 for sale
 securities)                    4,342,378         4,313,121         4,033,841            2.7          7.6
Total
 earning
 assets                        12,422,343        11,963,843         9,728,449           15.2         27.7
Interest-
 bearing
 liabilities                   10,974,606        10,601,586         8,838,544           14.0         24.2
Total
 deposits                       7,773,699         7,671,886         6,017,132            5.3         29.2
Shareholders'
 equity                         1,390,092         1,292,162           883,514           30.2         57.3
Intangible
 assets                          (614,507)         (551,625)         (337,820)          45.3         81.9
  Tangible
  equity                          775,585           740,537           545,694           18.8         42.1

BALANCE SHEET
 (Averages -
  Year to Date)
Total
 assets                    $   12,200,614    $   11,698,899    $    9,260,767           17.1%        31.7%
Intangible
 assets                          (468,060)         (418,889)         (267,416)          46.7         75.0
  Tangible
   assets                      11,732,554        11,280,010         8,993,351           16.0         30.5
Loans                           6,927,336         6,543,119         4,915,437           23.4         40.9
Securities
 (excludes
 unrealized
 gains
 (losses)
 on available
 for sale
 securities)                    4,158,202         4,096,363         3,471,324            6.0         19.8
Total
 earning
 assets                        11,101,951        10,658,607         8,425,590           16.6         31.8
Interest-
 bearing
 liabilities                    9,881,134         9,513,983         7,638,862           15.4         29.4
Total
 deposits                       6,893,753         6,598,296         5,147,627           17.8         33.9
Shareholders'
 equity                         1,171,121         1,097,598           709,139           26.6         65.1
Intangible
 assets                          (468,060)         (418,889)         (267,416)          46.7         75.0
 Tangible
  equity                          703,061           678,709           441,723           14.3         59.2

SOURCE  The South Financial Group, Inc.
    -0-                             01/17/2005
    /CONTACT: Timothy K. Schools, EVP Corporate Development of The South Financial Group, Inc., +1-864-255-8980 /
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20000424/TSFGLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.thesouthgroup.com/